EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
March 28, 2019

Centrus Energy Corp. Reports Financial Results
for the Fourth Quarter and Full Year 2018

BETHESDA, Md. - Centrus Energy Corp. (NYSE American: LEU) today reported results for the fourth quarter 2018 and full year ended December 31, 2018.

2018 Summary:

Financial Results

•	Met annual guidance, with total revenues of $193.0 million, separative work units (SWU) and uranium revenue of $164.4 million, and year-end cash balance of $123.1 million

•
Gross loss of $17.9 million and net loss of $104.1 million, reflecting lower market prices, higher retiree benefit expenses due to recognition of stock market conditions, and higher advanced technology license and decommissioning costs

•	Centrus anticipates that declining supply costs will improve results in 2019 and future years and that it will return to profitability in 2020

Commercial Highlights

•	Signed long-term supply contract with France’s Orano extending through the next decade

•	Order book at $1.0 billion as of December 31, 2018

•
Awarded two contracts to design and support licensing of fuel fabrication plant for advanced reactor fuels and a $15 million contract from the U.S. Department of Energy to perform decontamination and decommissioning work in Tennessee

•	U.S. Department of Energy announced intent to contract with Centrus to demonstrate production of High Assay, Low Enriched Uranium (HALEU) for advanced reactors

“Declining prices in the enrichment market were the biggest driver in our losses for the year, but the market has finally begun to turn around and we made a number of important strides that will improve the fundamentals of our business moving forward,” said Daniel B. Poneman, Centrus president and chief executive officer. “While prices have been rising since August, our supply costs starting in 2019 will be much lower, which will improve our results this year. We expect a return to profitability in 2020.  We also see significant growth potential in our contract services segment, where we have been winning new customers, diversifying our services and putting ourselves in position to fuel the next generation of advanced reactors around the world.”

Financial Results

For the full year, the Company reported a net loss of $104.1 million in 2018 compared to net income of $12.2 million in 2017. The net loss allocable to common stockholders was $111.9 million, or $12.23 per share, in 2018, compared to net income allocable to common stockholders of $5.3 million, or $0.58 per share, in 2017. Revenue for 2018 was $193.0 million, a decrease of $25.4 million or 12 percent from the prior year.

Revenue from the LEU segment declined $31.0 million, or 16 percent, compared to 2017. This reduction was primarily driven by a 46 percent reduction in the average price billed to customers for sales of SWU as a result of the trend of lower SWU market prices in recent years and the particular contracts under which SWU were sold during the periods.

Cost of sales for the LEU segment increased $25.0 million, or 15 percent, in 2018 reflecting larger sales volumes for SWU and uranium, partially offset by a 22 percent decline in the average cost of sales per SWU.

Centrus anticipates its average cost of sales per SWU to decline again in 2019, with further declines in subsequent years, primarily due to lower pricing in new supply contracts and the pricing provisions of existing contracts. This will improve our profitability in 2019 and future years.

Revenue from the Contract Services segment increased $5.6 million, or 24 percent, in 2018 compared to 2017, reflecting services provided under the X-energy contract beginning in the second quarter of 2018, as well as $9.5 million of revenue related to the January 2018 settlement with the United States Department of Energy (DOE) related to past work performed, partially offset by the reduced scope of work under the contract with UT-Battelle in 2018. Cost of sales for the Contract Services segment declined $2.3 million, or 9 percent, compared to 2017.

Centrus realized a gross loss of $17.9 million in 2018, a decline of $48.1 million compared to the gross profit of $30.2 million in 2017. Excluding the $9.5 million of revenue in the current period from the January 2018 settlement with DOE related to past work performed, the Company realized a gross loss of $27.4 million in 2018.

Selling, General and Administrative

SG&A expenses declined $3.8 million, or 9 percent, in 2018 compared to 2017. Overhead allocated to SG&A expenses declined $2.4 million in 2018, following the relocation of certain corporate functions from the Piketon facility and compensation and benefits declined $0.8 million in 2018. These decreases were partially offset by an increase in consulting costs of $0.6 million in 2018, primarily for work related to business development.

Nonoperating Components of Net Periodic Benefit Expense

Centrus recognized $17.3 million of net actuarial losses in 2018 compared to net actuarial gains of $25.8 million in 2017 related to the Company’s retiree benefit plans. In 2018, major U.S. stock indices posted their largest annual losses since 2008. The net expense in 2018 reflects unfavorable investment returns relative to the expected return assumption, partially offset by other factors.

2019 Outlook

Centrus anticipates 2019 SWU and uranium revenue to be in the range of $85 million to $120 million and total revenue to be in a range of $125 million to $160 million. Consistent with prior years, revenue continues to be most heavily weighted in the second half of the year. Centrus expects to generate sufficient cash flow to repay PIK toggle notes with a December 31, 2018 balance of $26.7 million that are due in September 2019, and that it will end 2019 with a cash and cash equivalents balance in a range of $120 million to $140 million. Centrus anticipates that declining supply costs will improve results in 2019 and future years and that it will return to profitability in 2020 as the impact of lower supply costs become more fully reflected in its results.

The Company’s financial guidance is subject to a number of assumptions and uncertainties that could affect results either positively or negatively. Variations from its expectations could cause differences between this guidance and the ultimate results. Among the factors that could affect these results are:

•	Additional purchases or sales of SWU and uranium;

•	Conditions in the LEU and energy markets, including pricing, demand, operations, and regulations

•	Timing of customer orders, related deliveries, and purchases of LEU or components;

•	Timing of execution of letter agreement for HALEU and terms established in a definitized contract;

•	Financial market conditions and other factors that may affect pension and benefit liabilities and the value of related assets

•	The outcome of legal proceedings and other contingencies;

•	Potential use of cash for strategic initiatives;

•	Actions taken by customers, including actions that might affect existing contracts, as a result of market and other conditions impacting Centrus’ customers and the industry; and

•	Timing of return of cash collateral supporting financial assurance for the Piketon facility.

Conference Call

Centrus Energy’s investor conference call to discuss the fourth quarter and full year 2018 results is scheduled for March 29, 2019, at 8:30 a.m. EDT. A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at
www.centrusenergy.com, and a recording of the call will be available on the site through April 12, 2019.

About Centrus Energy Corp.

Centrus is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources - helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal.
With world-class technical capabilities, Centrus offers turnkey engineering and advanced manufacturing solutions to its customers. The Company is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.
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Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include: risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks relating to our outstanding 8.0% paid-in-kind (“PIK”) toggle notes (the “8% PIK Toggle Notes”) maturing in September 2019, our 8.25% notes (the “8.25% Notes”) maturing in February 2027 and our Series B Senior Preferred Stock, including the potential termination of the guarantee by our principal subsidiary United States Enrichment Corporation (“Enrichment Corp.”) of the 8% PIK Toggle Notes; risks related to the use of our net operating loss (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement (as defined herein) to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and our ability to generate taxable income to utilize all or a portion of the NOLs and NUBILs prior to the expiration thereof; risks related to the limited trading markets in our securities; risks related to our ability to maintain the listing of our Class A Common Stock on the NYSE American LLC (the “NYSE American”); risks related to decisions made by our Class B stockholders regarding their investment in the Company based upon factors that are unrelated to the Company’s performance; risks related to the Company’s capital concentration; the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); our dependence on others for deliveries of LEU including deliveries from the Russian government entity Joint Stock Company “TENEX” (“TENEX”) under a commercial supply agreement with TENEX and deliveries under a long-term supply agreement with Orano Cycle (“Orano”); risks related to our ability to sell the LEU we procure pursuant to our purchase obligations under our supply agreements; risks relating to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and lack of current production capability; risks related to financial difficulties experienced by customers, including possible bankruptcies, insolvencies or any other inability to pay for our products or services; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; risks related to the value of our intangible assets related to the sales order book and customer relationships; risks associated with our reliance on third-party suppliers to provide essential services to us; risks related to existing or new trade barriers and contract terms that limit our ability to deliver LEU to customers; risks related to actions, including government reviews, that may be taken by the U.S. government, the Russian government or other governments that could affect our ability to perform or the ability of our sources of supply to perform under their contract obligations to us, including the imposition of sanctions, restrictions or other requirements; the impact of government regulation including by the U.S. Department of Energy (“DOE”) and the U.S. Nuclear Regulatory Commission; uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks and uncertainties regarding funding for the American Centrifuge project and our ability to obtain and/or perform under our future agreements with UT-Battelle, LLC (“UT-Battelle”), the management and operating contractor for Oak Ridge National Laboratory (“ORNL”), for continued research and development of the American Centrifuge technology; uncertainties regarding uses for the Piketon, Ohio facility that we lease from the DOE; the potential for further demobilization or termination of the American Centrifuge project; risks related to the current demobilization of portions of the American Centrifuge project, including risks that the schedule could be delayed and costs could be higher than expected; risks related to our ability to perform and receive timely payment under agreements with the DOE, including risk and uncertainties related to the ongoing funding of the government and potential audits; the competitive bidding process associated with obtaining a federal contract; risks related to our ability to perform fixed-price contracts, including the risk that costs could be higher than expected; risks that we will be unable to obtain new business opportunities, achieve market acceptance of our services or that services provided by others will render our services obsolete or noncompetitive; risks that we will not be able to timely complete the work that we are obligated to perform; failures or security breaches of our information technology systems; potential strategic transactions, which could be difficult to implement, disrupt our business or change our business profile significantly; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; risks related to the identification of a material weakness in our internal controls over financial reporting; the risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission.

Contact

Investors: Dan Leistikow (301) 564-3399
Media: Jeremy Derryberry (301) 564-3392

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue:
Separative work units	$62.4	$113.2	$130.6	$195.4
Uranium	18.9	—	33.8	—
Contract services	2.5	3.7	28.6	23.0
Total revenue	83.8	116.9	193.0	218.4
Cost of Sales:
Separative work units and uranium	89.1	84.8	187.7	162.7
Contract services	4.4	5.6	23.2	25.5
Total cost of sales	93.5	90.4	210.9	188.2
Gross profit (loss)	(9.7)	26.5	(17.9)	30.2
Advanced technology license and decommissioning costs	6.9	0.7	26.1	15.7
Selling, general and administrative	10.2	10.6	39.9	43.7
Amortization of intangible assets	2.1	4.9	6.6	10.6
Special charges for workforce reductions and advisory costs	0.7	2.4	2.2	9.5
Gains on sales of assets	—	(2.3)	(0.3)	(4.6)
Operating income (loss)	(29.6)	10.2	(92.4)	(44.7)
Gain on early extinguishment of debt	(0.5)	—	(0.5)	(33.6)
Nonoperating components of net periodic benefit expense (income)	15.5	(26.1)	10.6	(27.2)
Interest expense	1.1	1.0	4.1	5.3
Investment income	(0.6)	(0.3)	(2.5)	(1.3)
Income (loss) before income taxes	(45.1)	35.6	(104.1)	12.1
Income tax provision (benefit)	0.1	0.1	—	(0.1)
Net income (loss)	(45.2)	35.5	(104.1)	12.2
Preferred stock dividends - undeclared and cumulative	2.0	1.9	7.8	6.9
Net income (loss) allocable to common stockholders	$(47.2)	$33.6	$(111.9)	$5.3

Net income (loss) per common share - basic and diluted	$(5.10)	$3.69	$(12.23)	$0.58
Average number of common shares outstanding - basic and diluted (in thousands)	9,246	9,103	9,151	9,081

CENTRUS ENERGY CORP.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share data)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$123.1	$208.8
Accounts receivable	60.2	60.2
Inventories	129.7	153.1
Deferred costs associated with deferred revenue	134.9	122.3
Deposits for financial assurance	30.3	16.3
Other current assets	6.3	6.2
Total current assets	484.5	566.9
Property, plant and equipment, net	4.2	4.9
Deposits for financial assurance	6.3	19.7
Intangible assets, net	76.0	82.7
Other long-term assets	0.7	1.1
Total assets	$571.7	$675.3

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$52.4	$48.2
Payables under SWU purchase agreements	46.0	79.4
Inventories owed to customers and suppliers	103.0	77.9
Deferred revenue and advances from customers	204.5	191.8
Current debt	32.8	6.1
Total current liabilities	438.7	403.4
Long-term debt	120.2	157.5
Postretirement health and life benefit obligations	136.2	154.2
Pension benefit liabilities	168.9	161.6
Advances from customers	15.0	—
Other long-term liabilities	14.6	17.5
Total liabilities	893.6	894.2

Stockholders’ deficit:
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized
Series A Participating Cumulative Preferred Stock, none issued	—	—
Series B Senior Preferred Stock, 7.5% cumulative, 104,574 shares issued and outstanding and an aggregate liquidation preference of $119.3 and $111.5 as of December 31, 2018 and 2017, respectively	4.6	4.6
Class A Common Stock, par value $0.10 per share, 70,000,000 shares authorized, 8,031,307 shares and 7,632,669 shares issued and outstanding as of December 31, 2018 and 2017, respectively	0.8	0.8
Class B Common Stock, par value $0.10 per share, 30,000,000 shares authorized, 1,406,082 shares issued and outstanding as of December 31, 2018 and December 31, 2017	0.1	0.1
Excess of capital over par value	61.2	60.0
Accumulated deficit	(388.5)	(284.5)
Accumulated other comprehensive income, net of tax	(0.1)	0.1
Total stockholders’ deficit	(321.9)	(218.9)
Total liabilities and stockholders’ deficit	$571.7	$675.3

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Year Ended December 31,
	2018	2017
Operating Activities:
Net income (loss)	$(104.1)	$12.2
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	7.4	12.0
Immediate recognition of retirement benefit plans (gains) losses, net	17.3	(25.8)
PIK interest on paid-in-kind toggle notes	1.7	2.9
Gain on early extinguishment of debt	(0.5)	(33.6)
Gain on sales of assets	(0.4)	(4.6)
Changes in operating assets and liabilities:
Accounts receivable	9.7	(17.6)
Inventories, net	61.0	44.7
Payables under SWU purchase agreements	(33.4)	19.8
Deferred revenue, net of deferred costs	0.1	15.9
Accounts payable and other liabilities	3.7	(25.2)
Pension and postretirement liabilities	(28.0)	(9.6)
Other, net	(8.9)	(7.2)
Cash used in operating activities	(74.4)	(16.1)

Investing Activities:
Capital expenditures	(0.1)	(0.5)
Proceeds from sales of assets	0.5	4.7
Cash provided by investing activities	0.4	4.2

Financing Activities:
Payment of interest classified as debt	(6.1)	(3.4)
Extinguishment of debt	(5.0)	(27.6)
Payment of securities transaction costs	—	(9.0)
Cash used in financing activities	(11.1)	(40.0)

Decrease in cash, cash equivalents and restricted cash	(85.1)	(51.9)
Cash, cash equivalents and restricted cash, beginning of period	244.8	296.7
Cash, cash equivalents and restricted cash, end of period	$159.7	$244.8

Supplemental cash flow information:
Interest paid in cash	$7.1	$4.2
Non-cash activities:
Conversion of interest payable-in-kind to debt	$1.7	$0.4
Exchange of debt for Series B preferred stock	$—	$4.6
Exchange of debt for Class A common stock	$0.9	$—